UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GAIN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	85-1726310 (I.R.S. Employer Identification No.)

4800 Hampden Lane, Suite 200 Bethesda, Maryland (Address of Principal Executive Offices)	20814 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box . ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:   333-253303.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.         Description of Registrant’s Securities to be Registered.

Gain Therapeutics, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registration Statement on Form S-1 (File No. 333-253303), as originally filed with the Securities and Exchange Commission (the “Commission”) on February 19, 2021, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.   Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no securities of the Registrant other than the Common Stock is to be registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 17, 2021

Gain Therapeutics, Inc.

	By:	/s/ Eric I. Richman
		Name:	Eric I. Richman
		Title:	Chief Executive Officer

[Signature Page to 8-A]